Exclusive Sales Distribution Agreement – Territory USA

EXCLUSIVE SALES DISTRIBUTION AGREEMENT

Entered into and between

African Horizon Technologies (Pty) Ltd

Registration number: 2013/230512/07

(The Principle)

And

Water Now, Inc. (USA)

Registration number: 802389157

(The Sole Distributor)

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1.	PARTIES
The parties to this Exclusive sales distribution Agreement are:
119 Roeline Street
Alphen Park
0081
Pretoria

1.2	Water Now, Inc.
2840 Bryan Ave.
Fort Worth, TX 76104

2.	APPOINTMENT & AGREEMENT

2.1	Purpose of appointment and agreement: The parties intend to market and distribute the technologies of African Horizon Technologies Pty Ltd (AHT), specifically the Hydraspin Hydro Cyclone which is a Trade secret technology, within the United States of America through the actions of Water Now, Inc., also referred to herein as the “Distributor”. The Hydraspin technology Trade secret will be protected by the Distributor. The Hydraspin technology removes oil from water. The parties hereby agree to a long term mutual beneficial agreement, wherein AHT will manufacture the Hydraspin solutions in South Africa and export same to the USA. Hydraspin Pty Ltd is a company owned by JS Steyn and has formal agreement with AHT whom is the Holding company of all the water treatment technologies that AHT sells globally. Any agreement that is made with AHT also applies to Hydraspin Pty Ltd. AHT and Hydraspin Pty Ltd. are at times collectively referred to herein as the “Principal”

With effect from the commencement date, as determined in clause 3 hereunder, the Principal hereby grants to the Distributor the exclusive right to purchase and in turn commercialize the services and products identified in Annexure A hereto (collectively the “Products”) in the United States of America.

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The Distributor shall acquire the sole sales & distributor rights for the distribution of the Products within the territory defined as the entirety of the United States of America for USD $500,000 and 500,000 shares of the common stock, no par value, of the Distributor, with an additional 500,000 shares of the Distributor’s common stock to be transferred to the Principal upon the earlier of 24 months from commencement date of this agreement or the sale of 50 units to the Distributor. The initial 500,000 shares will be transferred to the Principal within 14 days of signature of the agreement. Any shares or common stock issued to and held by the Principal may not be sold, transferred or otherwise encumbered for a period of twelve (12) months from date of issuance.

The Distributor further agrees to pay the Principal a royalty of 2% of total net profits generated by Distributor from sale of oil generated by Products acquired by Distributor during the term of this Agreement. Net profit is defined as the gross income generated from the oil recovered by and sold within the USA less the costs associated with the generation of the gross revenue.

3.	PERIOD OF AGREEMENT
The appointment of the Distributor by the Principal in terms of this agreement shall commence on date of signature (“commencement date”), and shall thereafter endure for a period of 5 years, sixty (60) months, whereupon it shall automatically renew for 5 years unless terminated earlier in accordance with its terms or extended by mutual agreement of the parties. Any renewal or extension of this agreement will require negotiations at least one (1) month prior to the expiry date of this agreement.

4.	Quotas
It is agreed that a minimum of 12-15 Product units will be ordered during the twelve (12) month period following the commencement date, with a minimum of 15 units every year following during the term of this Agreement. Should the orders exceed 2 Product units per month a 60-90 day early notice will be given to ensure the manufacturing process can be enhanced to meet the demand. There is no limit to the manufacturing capacity of the Principal as long as suitable notice is given for an order exceeding 2 Product units per month.

5.	RIGHTS AND OBLIGATIONS OF THE PRINCIPAL
The Principal undertakes:

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5.1	to grant to the Distributor the right, at its own cost and expense, to have its employees or designees perform continual inspections of the Products purchased by the Distributor and to conduct periodic quality control testing of same for a period of 12 months following delivery so as to ensure proper performance of the purchased Products. All deficiencies noted in the initial and any subsequent inspections of the Products shall be immediately brought to the attention of the Principal, with the Principal to immediately exercise a good faith effort to remedy all defects in a commercially reasonable fashion. The Distributor shall have the right to reject Products upon initial inspection and at any time during the 12 months following delivery of same should a post installation defect arise. If the Principal fails to cure any defect or provide a replacement machine within 30 days of notice of a defect, the Principal shall immediately refund the purchase price of the defective Product to the Distributor within five business days of demand therefor by the Distributor;
5.2	to provide the Products as requested and purchased by the Distributor;
5.3	to facilitate timely and efficient delivery of the Products; and
5.4	to maintain, at all times, the highest degree of good faith towards the Distributor and to ensure that no conflict of interest materializes, and in the event of a conflict of interest arising, to immediately advise the Distributor of same, upon which the Principal shall consult with the Distributor to find the best solution for all.

6.	RIGHTS AND OBLIGATIONS OF THE DISTRIBUTORS
The Distributor undertakes:
6.1	to devote the necessary time and attention to introducing capable clients requiring the Products, and not to engage in any business or activity that will prevent or hinder the Principal from providing the Products;
6.2	to maintain, at all times, the highest degree of good faith towards the Principal and to ensure that no conflict of interest materializes, and in the event of a conflict of in arising, to immediately advise the Principal of same, upon which advice in the Principal shall consult with the Distributor to find the best solution for all;
6.3	to assist the Principal with the rendering of the Products in accordance with the deliverables and timeframes as set out in Annexure A hereto as may amended by written agreement of the parties from time to time;
6.4	to respect and observe all applicable laws and the rules of any applicable professional regulatory body;
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6.5	to provide the Principal with any information, documentation and reports reasonably requested by the Principal in connection with the prospective clients requiring the Products;
6.6	to appoint sales agents to assist in achieving super growth; and
6.7	to have freight costs from factory in Johannesburg/Pretoria to Distributor designated locations in the USA be USA. Inco terms of EXW – Ex works Johannesburg

7.	FINANCIAL PROVISIONS
7.1	During the term of this agreement and in consideration for the Products provided by the Principal, the Distributor will pay the Principal as follows
7.1.1	The Distributor will tender payment of 100% of the cost of the Products ordered at time of order or alternatively 50% at time of order followed by 50% upon completion and availability for shipment.
7.2	It is recorded that the payment to the Principal as provided herein is not inclusive of Value Added Tax (VAT).
7.3	The remuneration payable in terms of this clause shall be payable into such bank account provided by the Principal Accounts may include:
(a) Bank Accounts of AHT Pty Ltd – Nedbank, account nr 1697 091 598, Branch Menlyn Maine, Branch Code 198765;
(b) Bank Account of Hydraspin Pty Ltd – Nedbank; account nr 1077 172 745 Branch Menlyn Maine; Branch Code 198765.

8.	STATUS OF PARTIES
It is recorded that, notwithstanding any provision to the contrary in this agreement shall not be construed as creating a partnership or a contract of employment between the Principal and the Distributor, and the Distributor will not be, or deemed to be, an authorized party of the Principal or hold itself out as having authority of power to bind the Principal in any way.

9.	ALLOWANCE OF AUTHORITY
The Distributor shall at all times strictly execute their tasks, duties and obligations in terms of this agreement in accordance with instructions given by the Principal through any representative of the Principal being duly authorized thereto.

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10.	BREACH OF CONTRACT
Should a party hereto commit any breach of any term or condition of this agreement and fail to remedy such breach within 7 (seven) days of receipt of a notice from the Principal non-breaching party to rectify such breach, the non-breaching party shall without prejudice to any other rights which it may have, be entitled to immediately cancel this agreement. If the breach is by the Principal prior to the expiration or the first anniversary of this agreement, the Principal shall return to Distributor all shares of the Distributor’s commons shares held by it or its transferees.

11.	CONFIDENTIALITY
11.1	The Distributor acknowledges that it may, in the course of the performance of this agreement, gain access to and become acquainted with the techniques, methods and processes, trace secrets, data information technology, software, business associates, clients and other private, sensitive and confidential information (“Confidential Information”) of the Principal.
11.2	The Distributor accordingly undertakes, for the duration of the agreement as well as after the termination thereof, not to directly or indirectly, utilize, disclose or make public to any third party any Confidential Information of the Principal and to keep any Confidential information secret an confidential at all times, unless disclosure takes place in the ordinary course of the rendering of the products in terms of the agreement. The Distributor shall protect the trade secret of the Hydraspin process and technology.
11.3	The Confidential Information shall not include:
11.3.1	information which was known to the Distributor prior to its receipt from the Principal;
11.3.2	information which is or lawfully becomes generally available to the public;
11.3.3	information which is lawfully acquired from third parties who have a right to disclose such information;
11.3.4	information which by mutual agreement is released from confidential status; and
11.3.5	information which is required to disclosed in response to a valid order of court or other governmental agency or if disclosure is otherwise required by law, and the Distributor will provide the Principal with the
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prompt written notice if such disclosure is required, and shall limit the disclosure to the minimum necessary to comply with the law.

12.	MISCELLANEOUS
12.1	The Distributor shall not, without the prior written approval of the Principal assign, cede delegate transfer or otherwise dispose of any right or obligation under this agreement to any other person.
12.2	No provision of this agreement (including, without limitation, the provisions of the clause) may be amended, substituted or otherwise varied, and no provision may be added to or incorporated in this agreement, except (in any such case) by an agreement in writing signed by the duly authorized representatives of the parties,
12.3	Any relaxation, indulgence or delay (collectively referred to as “Indulgence”) by either party in exercising, or any failure by either party to exercise, any right under the agreement shall not be construed as a waiver of that right and shall not affect the ability of that party subsequently to exercise that right or to pursue any remedy, nor shall any indulgence constitute a waiver of any other right (whether against that party or any other person).
12.4	The waiver of any right under this agreement shall be binding on the waiving party only to the extent that the waiver has been reduced to writing and signed by the duly authorized representative(s) of the waiving party.
12.5	This agreement supersedes all prior agreements, representations, communications, negotiations and understandings between the parties concerning the subject matter of this agreement.
12.6	Whenever possible each provision of this agreement shall be interpreted in a manner which makes it effective and valid under applicable law but if any provision of this agreement is held to be illegal invalid or unenforceable under applicable law that illegality, invalidity, or unenforceability shall not affect the other provisions of this agreement all of which shall remain in full force.
12.7	This agreement may be executed in any number of identical counterparts, all of which when taken together shall constitute one agreement. Any single counterpart of a set of counterparts taken together which, in either case, are executed by the parties shall constitute a full original of this agreement for all purposes.
12.8	All notices and any other communications whatsoever (including, without limitation, any approval, consent, demand, query or request) by either party in
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12.8	terms of this agreement or relating to it shall be given in writing, and shall be sent by registered post, or delivered by and, or transmitted electronic mail to the recipient party at its relevant address set out below.
12.9	It is agreed that email will be the preferred method of communication. For purpose of ordinary mail the following is recorded:

12.9.1	if to the Principal at:
Address:	119 Roeline Street,
Alphen Park,
0081, Pretoria

Postal Address:	Postnet Suite 394
Private Bag X10
Elarduspark, 0047
Electronic mail address:	jsteyn@ahtech.co.za
Marked for attention of:	Jacques Steyn

12.9.2	if to the Distributor at:
Address:	2840 Bryon Avenue
Fort Worth, Texas 76104

Postal Address:	xxxxxxx
Xxxxxxx
Xxxxxxx
Electronic mail address:	David@waternowinc.com
Marked for attention of:	David King

12.10	Either party may by written notice to the other party, change any of the addresses at which, or the designated person for whose attention those notices or other communications are to be given.
12.11	Any notice or other communication given by any party to the other party which is transmitted by electronic mail to the addressee at the addressee’s specified electronic mail address shall be presumed to have received by the addressee on the date of transmission as reflected on the sender’s electronic records.
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12.12	The parties choose their respective physical addresses in clause 12.8 as their respective domiciliary at which all documentation relating to any legal proceedings to which they are a party may be served.
12.13	The parties agree to perform, or procure the performance, of all father things, and execute and deliver (or procure the execution and delivery) of all further document, as may be required by law or as may be desirable or necessary to implement or give effect to this agreement and the transactions contemplated therein.

13.	COSTS
Each party shall pay its own costs relating to and in connection with the negotiation, preparation, drafting and signature of this agreement, and any amendments thereto.

14.	AMENDMENTS
Any changes or amendment to this agreement, including oral modifications supported by new consideration must be reduced to writing and signed by all Parties before it will be effective.

15.	ARBITRATION
Any controversy or claim arising out of this agreement which is not settled between the parties themselves, shall be settled by arbitration in accordance with Republic of South Africa Rules of arbitration.

16.	FORCE AND EFFECT OF DOCUMENTS
The parties hereto agree that an Adobe Echo sign copy of this Agreement shall have force and effect as the original of this document.

For and on behalf of African Horizon Technologies by: Jacques Steyn as CEO Who warrants his authority hereto

28/10/2018	/s/ Jacques Steyn
Date of Signature ………………	Jacqyes Steyn

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For and on behalf of (The Distributor) by David King as CEO

Who warrants his authority hereto

10/31/2018	/s/ David King
Date of Signature ………………	David King

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ANNEXURE A

“Services and Products”

•	African Horizon Technologies Hydraspin
•	African Horizon Technologies TOC
•	African Horizon Technologies Water Quality Probe
•	African Horizon Technologies Crystal Clear Separator
•	African Horizon Technologies Instralink and Website dashboard client portal
•	African Horizon Technologies DissOil
•	African Horizon Technologies Microba
•	African Horizon Technologies Waste water systems
•	African Horizon Technologies Sewerage Treatment Plants
•	African Horizon Technologies Reverse Osmosis

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ANNEXURE B

Agreed on process of order to be attached once it has been clearly defined by both parties.

AHT follows a client qualification and process qualification process to ensure commercial and technical viability and feasibility of solution provided to end user

It is agreed that this process shall be included in this contract within 90 days of signature of this agreement

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Annexture C – Pricing Schedule

Hydraspin Pricing based on dollar exchange rate – for the purpose of reference pricing will be shown in dollar – USD.

It is agreed that included in the price are the following items:

•	Hydraspin hydro cyclone skid
•	Skimmer -S1 – small skimmer or S2 large skimmer – quantity will be defined by the Distributor in consultation with The Principal
•	Decant process tank – size to system size (either PVC tank or steel tank built into container (if modular tank is required – up to 36m3/h flow rate (5500 barrels per day). For larger flow rates there may be a need for larger tanks which will be left out of this pricing schedule as this design and requirement will be determine at project kick off of large flow system (flows larger than 36m3/h or 5500 barrels per day)

1.	Hydraspin ES 4 m3/h = HS 600 (600 Barrels per day) Price: $45 000.00
2.	Hydraspin ES10 m3/h = HS 1500 (1500 Barrels per day) Price: $92 000.00
3.	Hydraspin Es20 m3/h = HS 3000 – Price: $ 182 000.00
4.	Hydraspin Es26 m3/h = HS 4000 – Price: $ 225 000.00
5.	Hydraspin Es36 m3/h = HS 5500 – Price: $ 310 000.00
6.	Hydraspin Es72 m3/h = HS 10800 – Price: $ 515 000.00
7.	Hydraspin Es144m3/h = HS 22000 – Price: $ 1 210 000.00
8.	Hydraspin Es250m3/h = HS 38000 – Price: $ 1 750 000.00